Exhibit 10.11

AMENDMENT NUMBER SEVEN

to the

Master Repurchase Agreement

dated as of May 30, 2002

by and between

NEW CENTURY FUNDING SB-1, a Delaware statutory trust

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

(as successor to SALOMON BROTHERS REALTY CORP.)

This AMENDMENT NUMBER SEVEN (this “Amendment Number Seven”) is made this 1st day of October, 2004, by and among NEW CENTURY FUNDING SB-1, a Delaware statutory trust, having an address at c/o Christiana Bank & Trust Company, 1314 King Street, Wilmington, Delaware, 19801 (“NC SB-1”) and CITIGROUP GLOBAL MARKETS REALTY CORP. (as successor to Salomon Brothers Realty Corp.), having an address at 390 Greenwich Street, New York, New York 10013 (the “Buyer”) to the Master Repurchase Agreement, dated as of May 30, 2002, between NC SB-1 and the Buyer, as amended (the “Agreement”).

RECITALS

WHEREAS, Buyer and NC SB-1 have agreed to amend the Agreement to reflect the reorganization of New Century Financial Corporation (“NCFC”) and New Century REIT, Inc., a Maryland corporation (“New Century REIT”), through the merger of NC Merger Sub, Inc., a wholly-owned subsidiary of New Century REIT, with and into NCFC, resulting in New Century REIT becoming the parent company of NCFC (the “REIT Conversion”) on October 1, 2004 (the “REIT Conversion Date”); and

WHEREAS, as a result of the REIT Conversion, NCFC is now known as New Century TRS Holdings, Inc. and New Century REIT is now known as New Century Financial Corporation; and

WHEREAS, Buyer and NC SB-1 hereby acknowledge that the Guarantor in respect of the repurchase facility under the Agreement is New Century Financial Corporation (f/k/a New Century REIT); and

WHEREAS, this Amendment shall be effective as of the REIT Conversion Date; and

WHEREAS, as of the date of this Amendment Number Seven, each of NC SB-1 and NC Credit represents to the Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and the Letter Agreement, dated as of May 30, 2002, as amended, between the Seller and the Buyer (the “Letter Agreement”) and not in default under the Agreement or the Letter Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of October 1, 2004, Section 2(a) of the Agreement shall be amended as follows:

(a) The definition of “LIBOR” shall be deleted and replaced with the following:

“LIBOR” shall mean as of any date of determination, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such day, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Loans to be outstanding on such day. Buyer shall have the option, in its sole discretion, to reset LIBOR daily.

(b) The definition of “NCFC” shall be deleted and replaced with the following:

“NCFC” means New Century Financial Corporation (f/k/a New Century REIT, Inc.), or any successor thereto.

(c) The following definitions shall be added to Section 2(a):

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Net Worth” with respect to any Person, shall mean the excess of total assets of such Person over total liabilities of such Person, determined in accordance with GAAP.

“Tangible Net Worth” with respect to any Person, shall mean, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset on the balance sheet of such Person or any Subsidiary of such Person as of such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that interest-only strips, residual interests or reserve certificates issued in connection with a public or private securitization transaction owned by such Person shall not be treated as intangibles for purposes of this definition.

“Total Indebtedness” shall mean, for any period, the aggregate Indebtedness of any Person during such period maintained in accordance with GAAP less the aggregate amount of any such Indebtedness that is reflected on the balance sheet of such Person in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by assets securitized thereby and are non-recourse to such Person.

SECTION 2. Effective as of October 1, 2004, Section 13(g) of the Agreement shall be amended as follows:

(a) Subparagraph (iv) shall be deleted and replaced with the following new subparagraph (iv):

iv) Certifications. NCMC shall execute and deliver, on behalf of the Seller, a monthly certification substantially in the form of Exhibit A-1 attached hereto and NCFC shall execute and deliver a quarterly certification substantially in the form of Exhibit A-2 attached hereto.

(b) The following new subparagraph (v) shall be added immediately after subparagraph (iv):

v) Financial Covenants: NCFC will, at all times, (a) maintain a Tangible Net Worth, on a consolidated basis, during each fiscal year, of not less than the sum of (i) $750,000,000 and (ii) fifty percent (50%) of all subsequent equity capital raises as of the last day of each of its fiscal quarters; (b) maintain a ratio of Total Indebtedness to Tangible Net Worth as of the last day of each fiscal quarter of greater than 12:1; and (c) maintain, on a consolidated basis, cash and Cash Equivalents in an amount not less than $60,000,000.

SECTION 3. Effective as of October 1, 2004, Section 18 of the Agreement shall be amended by deleting the “or” at the end of subparagraph (x), adding “or” at the end of subparagraph (y) and immediately thereafter, adding the following subparagraph:

(z) If NCFC shall fail to maintain its status as a qualified real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended;”

SECTION 4. Effective as of October 1, 2004, Section 27 of the Agreement shall be amended by substituting “December 31, 2004” for “September 30, 2004” in clause (i) thereof.

SECTION 5. Effective as of October 1, 2004, the following address block in Section 35 of the Agreement shall be deleted in its entirety and replaced by the following:

if to Buyer or Agent:

Citigroup Global Markets Realty Corp.

390 Greenwich Street, 6th Floor

New York, New York 10013

Attention:      James Xanthos

Telephone:    (212) 723-4144

Facsimile:      (212) 723-8591

SECTION 6. Effective as of October 1, 2004, Exhibit A-2 to the Agreement shall be deleted in its entirety and replaced with the Exhibit A-2 attached hereto as Exhibit A.

SECTION 7. Representations. In order to induce the Buyer to execute and deliver this Amendment Number Seven, the Seller hereby represents to the Buyer that as of the date hereof, after giving effect to this Amendment Number Seven, the Seller is in full compliance with all of the terms and conditions of the Agreement and the Letter Agreement and no Default, Event of Default or Material Adverse Change has occurred under the Agreement.

SECTION 8. Commitment Fee. As a condition to Buyer executing this Amendment Number Seven, the Amended and Restated Letter Agreement among NC Credit, New Century Capital Corporation, New Century Mortgage Corporation and Buyer (the “Letter Agreement”) and the Amended and Restated Purchase & Sale Agreement among NC Credit, New Century Capital Corporation and Buyer each dated as of the date hereof, Seller agrees to pay to Buyer, a commitment fee in the amount of $250,000, such payment to be made in United States dollars, in immediately available funds, without deduction, set-off or counterclaim a satisfaction of Section 1(d) of the Letter Agreement.

SECTION 9. Fees and Expenses. In addition to the commitment fee set forth in Section 8 above, Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment Number Seven, Amendment Number One to the Guaranty and Pledge Agreement dated as of October 1, 2004 and Amendment Number Two to the Netting Agreement dated as of October 1, 2004, and all other related documentation (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with the foregoing documents), in accordance with Section 22 of the Agreement.

SECTION 10. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Master Repurchase Agreement.

SECTION 11. Limited Effect. This Amendment Number Seven shall become effective upon the execution hereof by the parties hereto. Except as expressly amended and modified by this Amendment Number Seven, the Master Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Seven need not be made in the Master Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Master Repurchase Agreement, any reference in any of such items to the Master Repurchase Agreement being sufficient to refer to the Master Repurchase Agreement as amended hereby.

SECTION 12. GOVERNING LAW. THIS AMENDMENT NUMBER SEVEN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 13. Counterparts. This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Seller have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the day and year first above written.

NEW CENTURY FUNDING SB-1

By: Christiana Bank & Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ James M. Young
Name:	James M. Young
Title:	Assistant Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Evan Mitnick
Name:	Evan Mitnick
Title:	Director

Each of the undersigned Guarantors under the Guaranty and Pledge Agreement dated as of May 30, 2002, as amended, hereby acknowledges and agrees to the amendments and modifications to the Master Repurchase Agreement made pursuant to this Amendment Number Seven.

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

NEW CENTURY FINANCIAL CORPORATION (f/k/a New Century REIT, Inc.)

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

By:	/s/ Brad A. Morrice
Name:	Brad A. Morrice
Title:	President

EXHIBIT A-2

FORM OF QUARTERLY CERTIFICATION

I,                     ,                      of New Century Financial Corporation (the “Company”), do hereby certify that:

(i) the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of May 30, 2002, as amended (the “Repurchase Agreement”), by and among Citigroup Global Markets Realty Corp. (the “Buyer”), New Century Funding SB-1 and New Century Credit Corporation;

(ii) there have not been any material modifications to the Underwriting Guidelines that have not been approved by the Buyer;

(iii) all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to the Buyer of any modification to the Underwriting Guidelines are set forth on the “grid-line” delivered in connection herewith; and

(iv) The Company has maintained (a) a Tangible Net Worth, on a consolidated basis, during each fiscal year, of not less than the sum of (i) $750,000,000 and (ii) fifty percent (50%) of all subsequent equity capital raises as of the last day of each of its fiscal quarters; (b) a ratio of Total Indebtedness to Tangible Net Worth as of the last day of each fiscal quarter of greater than 12:1; and (c) on a consolidated basis, cash and Cash Equivalents in an amount not less than $60,000,000.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company.

Date:                    , 200

NEW CENTURY FINANCIAL CORPORATION

By:
Name:
Title:

[SEAL]

I,                     ,                      of the Company, do hereby certify that                      is the duly elected or appointed, qualified and acting                     of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

Name:
Title: